CUSIP No. 05156V102	13G	Page ___5___ of ___6___

EXHIBIT 1
AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of Aurinia Pharmaceuticals Inc.

EXECUTED this 5th day of July, 2017.

VENBIO GLOBAL STRATEGIC FUND, L.P.

By:	VENBIO GLOBAL STRATEGIC GP, L.P.
General Partner

By:	venBio Global Strategic GP, Ltd.
General Partner

By:	*
Director

VENBIO GLOBAL STRATEGIC GP, L.P.

By:	VENBIO GLOBAL STRATEGIC GP, LTD.
General Partner

By:	*
Director

VENBIO GLOBAL STRATEGIC GP, LTD.

By:	*
Director

*
Robert Adelman

*
Corey Goodman

*By:	/s/ David Pezeshki
David Pezeshki
As attorney-in-fact

This Agreement was executed by David Pezeshki on behalf of the individual listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 2.